As filed with the Securities and Exchange Commission on July 1, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CLOUD PEAK ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	26-3088162
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

505 S. Gillette Ave.

Gillette, WY 82716

(Address of principal executive offices, including zip code)

Cloud Peak Energy Inc. 2009 Long Term Incentive Plan

(Full title of the plan)

Colin Marshall

Chief Executive Officer

505 S. Gillette Ave.

Gillette, WY 82716

(307) 687-6000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

copy to:

Alan Baden

Vinson & Elkins L.L.P.

666 Fifth Avenue

New York, NY 10103-0040

(212) 237-0001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value per share	2,100,000 shares (1)	$20.41	$42,861,000	$4,977

(1)                Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), that become issuable under the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.  In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan.

(2)                Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act.  The maximum offering price per share and the maximum aggregate offering price are based on a price of $20.41 per share, which is the average of the high and low trading prices of the Registrant’s Common Stock reported on the New York Stock Exchange on June 28, 2011.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This registration statement (“Registration Statement”) is being filed in accordance with General Instruction E to Form S-8 to register 2,100,000 additional shares of Common Stock of Cloud Peak Energy Inc., a Delaware corporation (the “Registrant”), that may be issued under the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan, as amended from time to time.  The contents of the Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on November 23, 2009 (File No. 333-163295) is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

Exhibit Number	Description
4.1

Amended and Restated Certificate of Incorporation of Cloud Peak Energy Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registrant’s Form S-1 (Registration No. 333-161293) filed on November 2, 2009).

4.2	Amended and Restated Bylaws of Cloud Peak Energy Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-34547) filed on December 2, 2009).

4.3

Cloud Peak Energy Inc. 2009 Long Term Incentive Plan (incorporated by reference to Exhibit 10.32 to Amendment No. 5 to the Registrant’s Form S-1 (Registration No. 333-161293) filed on November 16, 2009).

4.4	Amendment No. 1 to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K (File No. 001-34547) filed on March 14, 2011).

4.5	Amendment No. 2 to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K (File No.001-34547) filed on May 20, 2011).

4.6	Amendment No. 3 to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K (File No.001-34547) filed on May 20, 2011).

5.1*	Opinion of Vinson & Elkins LLP.

23.1*	Consent of Vinson & Elkins LLP (included in the opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of PricewaterhouseCoopers LLP (independent registered public accounting firm).

24.1*	Power of Attorney (included on the signature pages hereto).

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gillette, State of Wyoming, on the 1st day of July, 2011.

Cloud Peak Energy Inc.

By:	/s/ Colin Marshall
Colin Marshall
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby appoints Colin Marshall acting alone, his or her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Colin Marshall	President, Chief Executive Officer and Director	July 1, 2011
Colin Marshall	(Principal Executive Officer)

/s/ Michael Barrett	Executive Vice President and Chief Financial Officer	July 1, 2011
Michael Barrett	(Principal Financial Officer)

/s/ Heath Hill	Vice President, Chief Accounting Officer	July 1, 2011
Heath Hill	(Principal Accounting Officer)

/s/ Keith Bailey	Chairman of the Board of Directors	July 1, 2011
Keith Bailey

/s/ William Fox III	Director	July 1, 2011
William Fox III

/s/ Steven Nance	Director	July 1, 2011
Steven Nance

/s/ William Owens	Director	July 1, 2011
William Owens

/s/ Chris Tong	Director	July 1, 2011
Chris Tong

/s/ James Voorhees	Director	July 1, 2011
James Voorhees

INDEX TO EXHIBITS

Exhibit Number	Description
4.1

Amended and Restated Certificate of Incorporation of Cloud Peak Energy Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registrant’s Form S-1 (Registration No. 333-161293) filed on November 2, 2009).

4.2	Amended and Restated Bylaws of Cloud Peak Energy Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-34547) filed on December 2, 2009).

4.3

Cloud Peak Energy Inc. 2009 Long Term Incentive Plan (incorporated by reference to Exhibit 10.32 to Amendment No. 5 to the Registrant’s Form S-1 (Registration No. 333-161293) filed on November 16, 2009).

4.4	Amendment No. 1 to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K (File No. 001-34547) filed on March 14, 2011).

4.5	Amendment No. 2 to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K (File No. 001-34547) filed on May 20, 2011).

4.6	Amendment No. 3 to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K (File No.001-34547) filed on May 20, 2011).

5.1*	Opinion of Vinson & Elkins LLP.

23.1*	Consent of Vinson & Elkins LLP (included in the opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of PricewaterhouseCoopers LLP (independent registered public accounting firm).

24.1*	Power of Attorney (included on the signature pages hereto).

*Filed herewith